Exhibit 99.1

EagleNXT Provides Shareholder Update as Second Quarter Momentum Builds Across Defense and Commercial Markets

●	Three U.S. Army awards secured at the beginning of Q2, providing immediate revenue contribution
●	Allen, Texas production facility operational, first U.S.-manufactured eBee VISION units delivered to U.S. Army
●	ThirdEye USA counter-drone joint venture launched, targeting production operations by May 2026
●	eBee TAC and eBee VISION blue listed, progressing toward U.S. Army Blue UAS Marketplace listing

ALLEN, Texas, May 15, 2026 – AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) (NYSE: UAVS), a leading provider of full stack drone, counter-drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today provided investors with an update on the Company’s strategic progress and accelerating second quarter 2026 momentum.

“The investments we have made in domestic manufacturing, strategic partnerships and product development are now translating into tangible results,” commented EagleNXT CEO Bill Irby. “We entered Q2 with three U.S. Army awards in hand, reflecting the results of our development efforts throughout 2025 and 2026 and demonstrating the sustained, growing demand for our NDAA-compliant platforms across Army training and operational environments. Our Allen, Texas facility is now producing and shipping eBee VISION systems, and our counter-drone joint venture with ThirdEye Systems has launched and is targeting full operations by mid-May. The growing season is driving camera demand, two new sensor models are in development, and we are actively pursuing listing of both the eBee TAC and eBee VISION on the U.S. Army’s UAS Marketplace as Blue-Certified products, a step that will meaningfully lower procurement friction for our federal customers. Finally, our customer pipeline reflects growing institutional confidence in our platforms, and we are well-positioned to deliver materially stronger results through the balance of the year.”

U.S. Army Awards Driving Q2 Revenue

EagleNXT entered the second quarter with three U.S. Army contract awards secured, providing immediate revenue contribution and validating the Company’s growing role as a trusted defense partner:

●	On April 16, 2026, EagleNXT announced the sale of nine eBee VISION ISR kits, among the first units manufactured at the Company’s new Allen, Texas production facility, to the U.S. Army National Training Center (NTC) at Fort Irwin, California to support OPFOR realism training and counter-UAS instruction
●	On April 6, 2026, EagleNXT announced the sale of 15 eBee VISION systems to a U.S. Army unit stationed in Europe, expanding the platform’s deployment across allied defense missions
●	On March 19, 2026, EagleNXT announced that the U.S. Army selected the eBee VISION for acquisition to support hands-on unmanned systems training, operator proficiency, and integration exercises

Allen, Texas Production Facility Now Operational

EagleNXT’s U.S. production facility in Allen, Texas is open and actively manufacturing our products. The facility serves as the cornerstone of the Company’s domestic supply chain strategy and supports four operational functions:

●	eBee VISION production
●	Consolidation of MicaSense camera manufacturing in a single U.S.-based facility
●	Counter-drone production in connection with the ThirdEye USA joint venture
●	Manufacturing additional new products in the future

Domestic production capability is an increasingly critical procurement eligibility requirement across U.S. federal and defense channels. The Allen, Texas facility directly addresses this requirement, thereby opening new contract pathways that were previously inaccessible.

Expanding Into Counter-Drone: ThirdEye USA Joint Venture Launched

On April 14, 2026, EagleNXT announced a $10 million strategic investment in Israel’s ThirdEye Systems Ltd. and the formation of ThirdEye USA, LLC, a U.S. joint venture in which EagleNXT holds a 51% controlling interest in. ThirdEye USA will produce counter-drone systems at the Allen, Texas headquarters and is targeting full operations by May 2026. This transaction formally enters EagleNXT into the counter-drone market, one of the fastest-growing segments in global defense spending.

Expanding Into Loitering Munitions and Precision Strike Capabilities: Aerodrome Investment

On March 6, 2026, EagleNXT announced a strategic investment in Aerodrome Group Ltd., an Israeli developer of autonomous loitering munitions, with an option to form a joint venture serving both U.S. and Canadian markets. This expands the Company’s autonomous systems and precision capabilities further broadening its addressable defense and commercial markets.

Sensor Innovation and Platform Capability Expansion

EagleNXT’s R&D activity is expanding market reach and enhancing the operational profile of its core platforms ahead of what the Company expects to be a strong commercial and defense sales cycle:

●	The growing season is underway and is driving accelerated MicaSense camera order volume. The recently introduced RedEdge-P Green sensor adds enhanced multispectral capability to the Company’s precision agriculture portfolio
●	Two new camera models are currently in development, broadening EagleNXT’s sensor market
●	Jam-resistant capability is in active development for the eBee VISION, a mission-critical feature for defense operations in GPS-contested environments that is expected to expand the platform’s operational scope and procurement eligibility

eBee TAC and eBee VISION are Blue Listed and advancing toward U.S. Army Marketplace Listing

EagleNXT is actively pursuing listing of both the eBee TAC and eBee VISION on the U.S. Army’s UAS Marketplace as Blue-Certified products. A successful listing is expected to streamline the federal purchasing process, lower procurement cycle times, and expand the addressable customer base across defense and government channels.

2026 Outlook

First quarter 2026 order volume and revenue were impacted by well-documented delays associated with the U.S. government shutdown, the delayed Department of War budget approval, and the resulting lag in federal contract awards, a dynamic familiar across the defense industry. Comparability was also affected by the prior-year period, which included approximately $1.2 million in revenue associated with the second half of the Flying Eye order that could create a difficult year-over-year comparison.

Operating expenses in the quarter reflected targeted investments to support the Company’s long-term growth strategy, including consulting costs associated with the ThirdEye initiative, product development work related to new camera systems that are expected later this year, drone software platform enhancements, and investor awareness initiatives. These investments are now producing tangible results, and management has begun to see improving sales activity in the second quarter as procurement timing normalizes.

The Company continues to actively manage its cost structure while making the strategic investments required to position EagleNXT for scale. Management expects revenue to normalize toward historical trends and grow by the end of the third quarter of 2026, driven by:

●	Resumption of U.S. government procurement activity as budget approvals flow through the contracting pipeline
●	Growing defense revenue from eBee VISION across Army and allied military customers
●	Counter-drone revenue contributions from the ThirdEye USA joint venture as production scales
●	Seasonal commercial sensor revenue from growing season camera demand
●	Pending Army UAS Marketplace listing that is expected to accelerate and simplify federal procurement

Management will provide additional detail on first quarter 2026 financial results in the Company’s upcoming earnings release.

About EagleNXT

EagleNXT is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of War’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on EagleNXT’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success of EagleNXT’s recent investments and joint ventures, the timing and fulfillment of current and future purchase orders relating to EagleNXT’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of EagleNXT in general, see the risk disclosures in the most recently filed Annual Report on Form 10-K, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by EagleNXT. All such forward-looking statements speak only as of the date they are made, and EagleNXT undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

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